EXHIBIT 5.1


                              OPINION RE: LEGALITY



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                                ----------------
                                    LILLICK
                                --------&-------
                                    CHARLES
                                ----------------
                                      LLP
                                ATTORNEYS AT LAW

Two Embarcadero Center                                       Phone: 415-984-8200
San Francisco, CA 94111-3996                             Fascimile: 415-984-8300

                                December 21, 1999

Writer's Email Address                               Writer's Direct Dail Number
rfaye@lillick.com                                            415-984-8365


North Bay Bancorp
1500 Soscol Avenue
Napa, California 94559

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 filed by North Bay Bancorp ("North Bay") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 337,211 shares of North Bay Common Stock, no par value, (the "Shares") to be issued in connection with the grant and exercise of options under the North Bay Bancorp 1999 Stock Option Plan (the "Stock Option Plan"):

         We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.


                                            Very truly yours,

                                            /s/ Lillick & Charles LLP

                                            LILLICK & CHARLES LLP